SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 24, 2006
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29752 (Commission File Number)	33-0811062 (I.R.S. Employer Identification No.)
10307 Pacific Center Court
San Diego, California 92121
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Amendment No. 5 to the Credit Agreement with Alaska Native Broadband 1 License, LLC and Alaska Native Broadband 1, LLC.
     On April 24, 2006, Cricket Communications, Inc. (“Cricket”), a wholly owned subsidiary of the registrant Leap Wireless International, Inc., entered into Amendment No. 5 (the “Amendment”) to the Credit Agreement by and among Cricket, as lender, Alaska Native Broadband 1 License, LLC (“ANB 1 License”), as borrower, and Alaska Native Broadband 1, LLC (“ANB 1”), as guarantor. Under the Amendment, Cricket agreed to increase the loan facility under the Credit Agreement to $290.0 million plus capitalized interest, comprising a fully drawn $64.2 million sub-facility to finance ANB 1 License’s purchase of wireless licenses in the FCC’s Auction No. 58, and a $225.8 million sub-facility to finance ANB 1 License’s initial build-out costs and working capital requirements.
     The description of the Amendment contained in this Item 1.01 is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1.

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Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amendment No. 5 to the Credit Agreement, entered into as of April 24, 2006 by and among Cricket Communications, Inc., Alaska Native Broadband 1 License, LLC and Alaska Native Broadband 1, LLC.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.

Date: April 26, 2006	By	/s/ Robert J. Irving, Jr.

		Name:	Robert J. Irving, Jr.
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 5 to the Credit Agreement, entered into as of April 24, 2006 by and among Cricket Communications, Inc., Alaska Native Broadband 1 License, LLC and Alaska Native Broadband 1, LLC.